EXHIBIT 2.2
                                                                     -----------

       AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This Amendment No. 1 (this "AMENDMENT") to the Agreement and Plan of Merger and Reorganization dated as of April 15, 1999 (the "MERGER AGREEMENT"), by and among Excel Switching Corporation, a Massachusetts corporation ("PARENT"), Racepoint Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), RAScom, Inc., a Delaware corporation (the "COMPANY"), those certain shareholders of the Company set forth on the signature pages thereof (the "COMPANY SHAREHOLDERS"), and Mark B. Galvin as the "Indemnification Representative identified therein (the "INDEMNIFICATION REPRESENTATIVE"), is entered into by and among Parent, the Company, those stockholders of the Company whose signatures appear below and the Indemnification Representative as of this 7th day of May, 1999.

     WHEREAS, the parties to this Amendment and others have entered into the Merger Agreement;

     WHEREAS, Section 8.3 of the Merger Agreement provides that the Merger Agreement may not be amended except by an instrument in writing signed on behalf of the Company, a majority of the Company Shareholders and Parent;

     WHEREAS, the parties hereto desire to amend the Merger Agreement as set forth below, and constitute a sufficient percentage of the Company Shareholders and each other party specified in Section 8.3 of the Merger Agreement required to take such action;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Amendment of Merger Agreement. The Merger Agreement is hereby amended by adding, at the end of Section 2.2(b) thereof, the following new sentence:

                      Without limiting the foregoing, and notwithstanding the
              prior execution of the Escrow Agreement by the parties thereto in the form attached as Exhibit B hereto, the Indemnification Representative shall be authorized, in his capacity as Indemnification Representative and on behalf of the Company Shareholders, to enter into such additional agreement with Parent, Merger Sub, the Company and the Indemnification Escrow Agent as may be reasonably requested by the Indemnification Escrow Agent for the purpose of clarifying or more fully setting forth the rights and responsibilities of the Indemnification Escrow Agent under the Escrow Agreement; provided, that no such additional agreement shall have the effect of enlarging the scope of the indemnification obligations of the Company Shareholders, extending the Escrow Termination Date, as defined in the Escrow Agreement, increasing the number of Indemnification Escrow Shares to be delivered to the Indemnification Escrow Agent or providing for disparate treatment among similarly situated Company Shareholders except to the extent already provided for in the Escrow Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



                                 EXCEL SWITCHING CORPORATION

                                 By: /s/ Christopher Stavros
                                     -------------------------------------
                                 Title: Vice President and General Counsel
                                        ----------------------------------


                                 RACEPOINT ACQUISITION CORPORATION

                                 By: /s/ Christopher Stavros
                                     -------------------------------------
                                 Title: Vice President
                                        ----------------------------------


                                 RASCOM, INC.

                                 By: /s/ Mark Galvin
                                     -------------------------------------
                                     Mark Galvin, President


                                 /s/ Mark Galvin
                                 -----------------------------------------
                                 Mark Galvin, as a Company Shareholder
                                 and as Indemnification Representative


                                 CHARLES RIVER PARTNERSHIP VII

                                 By: /s/ Michael Zak
                                     -------------------------------------
                                 Title: General Partner
                                        ----------------------------------



                                 PCC TRANSFER LIMITED PARTNERSHIP

                                 By: /s/ Frank Polestra
                                     -------------------------------------
                                 Title: Manager
                                        ----------------------------------

                                 PIONEER VENTURES LIMITED PARTNERSHIP II

                                 By: /s/ Frank Polestra
                                     -------------------------------------
                                 Title: President
                                        ----------------------------------


                                 HARBOURVEST PARTNERS V -
                                 DIRECT FUND L.P.
                                 One Financial Center
                                 Boston, MA  02109

                                 By: HVP V - Direct Associates L.L.C.
                                 Its: General Partner

                                 By: Harbour Vest Partners, LLC
                                 Its: Managing Member

                                 By: /s/ Ofer Nemerovsky
                                     -------------------------------------
                                 Title: Managing Director
                                        ----------------------------------